Exhibit 10.13.2

January 23, 2026

Mr. Jeffrey York

XXXX

XXXX

Re: Amendment of Executive Employment Agreement

Dear Mr. York:

This letter (this “Agreement”) sets out the terms of your continuing relationship with Paycom Software, Inc. (the “Company”) and amends that certain Amended and Restated Executive Employment Agreement dated January 1, 2014, as amended and restated on March 9, 2020 and further amended on April 2, 2021, between you and the Company (the “Existing Agreement”).

You hereby accept the role of “Chief Sales Officer” of the Company, an at-will position, effective as of January 22, 2026. Your duties in your new role are to lead and manage the Company’s sales organization and to perform any other duties as may be reasonably designated from time to time by the Chief Executive Officer.

This Agreement amends the Existing Agreement as follows:

1.
All references to “Employee” are hereby replaced with “Executive.”
2.
Recital Number 5 is amended and restated in its entirety as follows:

“WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ Executive in the role of Chief Sales Officer, and Executive wishes to accept such employment;”

3.
Section 2 is amended and restated in its entirety as follows:

“Term. This Agreement shall commence on January 1, 2014 and shall continue until three (3) years following the consummation of the initial Public Offering (which was on April 21, 2014), subject to earlier termination as herein provided (“Initial Term”). The Agreement has been renewed on April 22, 2017, April 22, 2018, April 22, 2019, December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025 and will automatically renew, subject to earlier termination as herein provided, for successive one (1) year periods (the “Additional Terms”) on January 1st of each year. The Initial Term and any Additional Term(s) shall be referred to collectively as the “Term.” The Company or Employee, upon 30 days’ written notice to the other party, may end the Term at any time, for any reason or no reason (the date of such termination or the last day of the Term is the “Termination Date”).”

4.
Section 3.1 is amended to replace all references therein to “Leadership Strategist” with “Chief Sales Officer.”

You agree that, other than as set forth herein, the Existing Agreement remains in full force and effect.

By signing below, you agree that you are knowingly and voluntarily signing this Agreement.

[Remainder of Page Intentionally Left Blank

Signature Page Follows]

Kind Regards,
PAYCOM SOFTWARE, INC.
/s/ Chad Richison
By: Chad Richison
Title: Chief Executive Officer and Chairman of the Board of Directors, on behalf of the Board of Directors
ACCEPTED AND AGREED:
/s/ Jeffrey York
Jeffrey York
January 23, 2026
Date